Exhibit 99.2

171 Madison Ave., 17th Floor, PH New York, NY 10016 212.213.6805 | uSell.com

uSell.com Executive Summary

uSell Business Overview

uSell.com, Inc. is a technology based company focused on extracting the maximum value from used mobile devices, at large scale. uSell acquires products from both individual consumers, on its website, uSell.com, and from major carriers, big box retailers, and manufacturers through its subsidiary, We Sell Cellular, LLC. These devices are then distributed globally, leveraging both a traditional sales force and an online marketplace where professional buyers of used smartphones compete to buy inventory in an on-demand fashion. Through participation on uSell’s marketplace platforms and through interaction with uSell’s salesforce, buyers can acquire high volumes of inventory in a cost effective manner, while minimizing risk. uSell makes money by either taking possession of devices and selling these devices for a premium or by facilitating transactions between buyers and sellers and collecting a commission.

Device Acquisition

uSell has two ways of sourcing devices to fuel its marketplace and satisfy demand from its global base of customers:

•	Wholesale, through its wholly-owned subsidiary, We Sell Cellular, which was acquired in the fourth quarter of 2015
o	We Sell Cellular is among a handful of top tier wholesalers with the infrastructure and relationships to buy and distribute used smartphones that have been traded in with the major carriers and the big box retailers
o	We Sell Cellular is one of a few wholesalers that has qualified for R2 certification, the industry standard for both data destruction and environmental protection
o	The vast majority of uSell’s volume is sourced in this manner
•	Through its website, uSell.com, where individual consumers can find cash offers for their items based on the make, model, and condition of each item

uSell sells devices through three primary means:

•	Utilizing its proprietary marketplace bidding platforms where buyers can source devices on demand
•	Employing its highly experienced sales force to sell devices to its global client base
•	Leveraging third party eCommerce platforms such as eBay and Amazon

Market Opportunity

•	The dominant model for smartphone sales in the US has evolved into a financing or leasing model where the consumer is able to defer the cost of a device by paying in installments and then trade-in the device at the end of the term to unlock the residual value of the device
•	Between the carriers and the retailers, it is estimated that these programs have already achieved between 60-70% adoption
•	With 150 million phones sold in the US in 2014 and the majority of these devices coming up for upgrade in 2016, we estimate that the smartphone aftermarket represents a $12 billion annual opportunity in the United States alone

Competition and Differentiation

With the acquisition of We Sell Cellular, uSell combines the technology behind its industry leading consumer trade in platform with over 14 years of reverse logistics and distribution expertise. We compete with a small group of wholesalers and distributors with the infrastructure and scale to purchase traded in devices directly from major carriers, big box retailers, manufacturers, and logistics providers. We believe that, among these wholesalers, there is little to no technology enablement and a general lack of professional management. The combination of We Sell Cellular’s financial strength, access to supply, and expertise and uSell’s technology, buyer network, and access to capital is extremely synergistic and provides the combined company with opportunities that were previously unavailable to us separately. By leveraging uSell’s proprietary marketplace technology that was perfected over 5 years, we will drive significant efficiency and differentiation over the next 24 months.

171 Madison Ave., 17th Floor, PH New York, NY 10016 212.213.6805 | uSell.com

uSell Financial Summary

Comparison of the Year Ended December 31, 2015 to the Year Ended December 31, 2014

The following table sets forth, for the periods indicated, consolidated statements of operations information:

	Years Ended December 31,		Change	Change
	2015	2014	(Dollars)	(Percentage)
Revenue	$27,093,928	$6,665,429	$20,428,499	306%
Cost of Revenue	23,549,098	1,921,175	21,627,923	1,126%
Gross Profit	3,544,830	4,744,254	(1,199,424)	(25)%
Operating Expenses:
Sales and Marketing	2,037,371	5,811,873	(3,774,502)	(65)%
General and Administrative	6,344,539	4,659,710	1,684,829	36%
Total Operating Expenses	8,381,910	10,471,583	(2,089,673)	(20)%
Operating Loss	(4,837,080)	(5,727,329)	890,249	(16)%
Other Expense	(188,289)	(1,561,153)	1,372,864	(88)%
Income Tax Benefit	(2,392,994)	-	(2,392,994)	100%
Net Loss	$(2,632,375)	$(7,288,482)	$4,656,107	(64)%

The following table presents Adjusted EBITDA, a non-GAAP financial measure, and provides a reconciliation of Adjusted EBITDA to the directly comparable GAAP measure reported in the Company’s consolidated financial statements:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net loss	$(333,000)	$(1,386,000)	$(2,632,000)	$(7,288,000)
Income tax benefit	(2,393,000)	-	(2,393,000)	-
Stock-based compensation expense	2,300,000	394,000	2,954,000	1,492,000
Depreciation and amortization	386,000	213,000	820,000	616,000
Acquisition related costs	173,000	-	268,000	-
Interest expense	188,000	-	189,000	892,000
Interest and other income	-	(1,000)	(1,000)	(3,000)
Gain on settlement of accounts payable	-	-	-	(9,000)
Change in fair value of derivative liability	-	-	-	681,000
Adjusted EBITDA	$321,000	$(780,000)	$(795,000)	$(3,619,000)

171 Madison Ave., 17th Floor, PH New York, NY 10016 212.213.6805 | uSell.com

We Sell Cellular, LLC was acquired by uSell on October 27, 2015. As a result of the acquisition, uSell’s financials were fundamentally transformed and substantially improved. The following unaudited consolidated pro forma information gives effect to the We Sell Cellular acquisition as if the transaction had occurred on January 1, 2014. The following pro forma information is presented for illustration purposes only and is not necessarily indicative of the results that would have been attained had the acquisition been completed on January 1, 2014, nor are they indicative of results that may occur in any future periods:

	Year Ended December 31,
	2015	2014

Revenues	$78,563,161	$46,839,584
Loss from operations	$(2,516,609)	$(8,405,554)
Net loss	$(3,867,598)	$(9,064,058)

Basic and diluted loss per share	$(0.18)	$(0.50)

Weighted average shares outstanding – basic and diluted	21,387,247	18,030,673

12/31/15 Balance Sheet Highlights

•	Current assets of $9.7M and current liabilities of $4.1M
•	Working capital of $5.6M
•	Long term promissory notes with face value of $6,060,000
•	On 3/30/16, additional promissory note of $2,020,000 put into place to bring face value of long term promissory notes to $8,080,000

Future Value Creation

By replacing traditional sales at We Sell Cellular with uSell’s proprietary marketplace bidding platforms, we believe that we will increase gross margins and inventory turns over time. The following tables illustrate the impact of increased inventory turns and gross margin percentages to revenue and gross margin dollars. This is not a forecast, but is rather meant to illustrate the potential for our technology to drive significant value in the future:

Quarterly Revenue Potential

		Gross Margin Percent
		5%	7%	9%
inventory	1.00	$ 20,000,000	$ 20,430,108	$ 20,879,121
turns	1.25	$ 25,000,000	$ 25,537,634	$ 26,098,901
per month	1.50	$ 30,000,000	$ 30,645,161	$ 31,318,681

•	Assumes average inventory remaining fixed at $6.3M (Q4 2015 was $6.25M), without giving effect to additional capital deployed

•	Gross margin and inventory turns on chart are within historical ranges

		Gross Margin Percent
		5%	7%	9%
inventory	1.00	$ 1,000,000	$ 1,430,108	$ 1,879,121
turns	1.25	$ 1,250,000	$ 1,787,634	$ 2,348,901
per month	1.50	$ 1,500,000	$ 2,145,161	$ 2,818,681

•	Improving inventory turns and gross margin percent in tandem creates exponential increases in gross margin dollars

•	uSell has achieved between 2-3 inventory turns per month using its automated bidding platform for devices sourced on uSell.com and plans to integrate similar technology with We Sell Cellular

171 Madison Ave., 17th Floor, PH New York, NY 10016 212.213.6805 | uSell.com

Note: Gross margin includes all variable expenses related to buying and selling handsets, including but not limited to the purchase price of devices, warehouse personnel, shipping, cellular supplies, and fees paid to vendors for the acquisition of devices.

Cautionary note regarding forward looking statements

Certain statements in this executive summary include forward-looking statements, including statements regarding growth, opportunities for our business model, and revenue and gross margin potential. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include our ability to integrate We Sell Cellular with uSell.com and enhance the We Sell Cellular business with our technology, and maintaining and establishing relationships with suppliers. Further information on our risk factors is contained in our filings with the SEC, including the Form 10-K for the year ended December 31, 2015. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.